EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stratton Nicolaides, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Annual Report on Form 10-K/A of Numerex Corp. for the fiscal year ended December 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Numerex Corp.

/s/ Stratton Nicolaides

Stratton Nicolaides

Chairman of the Board and Chief Executive Officer

Dated: April 30, 2013

I, Alan Catherall, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Annual Report on Form 10-K/A of Numerex Corp. for the fiscal year ended December 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Numerex Corp.

/s/ Alan Catherall

Chief Financial Officer

Dated: April 30, 2013